Exhibit (d)(5)

INDEXIQ ACTIVE ETF TRUST

FORM OF SUBADVISORY AGREEMENT

This Subadvisory Agreement, made as of the __ day of April, 2023 (the “Agreement”), between IndexIQ Advisors LLC a Delaware limited liability company (the “Advisor”) and CBRE Investment Management Listed Real Assets LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the IndexIQ Active ETF Trust (the “Trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company; and

WHEREAS, the Trust is authorized to issue separate series, each of which may offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies and limitations; and

WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

WHEREAS, the Advisor has entered into an Investment Advisory Agreement dated April 15, 2015 with the Trust, on behalf of its series, as amended (the “Investment Advisory Agreement”); and

WHEREAS, under the Investment Advisory Agreement, the Advisor has agreed to provide certain investment advisory and related administrative services to the Trust; and

WHEREAS, the Investment Advisory Agreement permits the Advisor to delegate certain of its investment advisory duties under the Investment Advisory Agreement to one or more subadvisors; and

WHEREAS, the Advisor wishes to retain the Subadvisor to furnish certain investment advisory services to one or more of the series of the Trust and manage such portion of the Trust as the Advisor shall from time to time direct, and the Subadvisor is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Advisor and the Subadvisor as follows:

1.            Appointment. The Advisor hereby appoints the Subadvisor to act as the investment subadvisor to the series designated on Schedule A of this Agreement (the “Series”) with respect to all or a portion of the assets of the Series designated by the Advisor as allocated to the Subadvisor (“Allocated Assets”), subject to such written instructions, including any redesignation of Allocated Assets and supervision as the Advisor may from time to time furnish for the periods and on the terms set forth in this Agreement. The Subadvisor accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Subadvisor will be under no duty to supervise, direct the investment of, or otherwise monitor any assets of a Series other than the Allocated Assets.

In the event the Trust designates one or more series other than the Series with respect to which the Advisor wishes to retain the Subadvisor to render investment advisory services hereunder, it shall notify the Subadvisor in writing. If the Subadvisor is willing to render such services, it shall notify the Advisor in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement, and Schedule A shall be revised accordingly.

2.            Subadvisor Duties. Subject to the supervision of the Trust’s Board of Trustees (“Board”) and the Advisor, the Subadvisor will provide a continuous investment program for the Series’ Allocated Assets and determine the composition of the assets of the Series’ Allocated Assets, including determination of the purchase, retention or sale of the securities, cash and other investments contained in the portfolio and the composition of any creation basket or redemption basket (as applicable). The Subadvisor will conduct investment research and conduct a continuous program of evaluation, investment, sales and reinvestment of the Series’ Allocated Assets by determining the securities and other investments that shall be purchased, entered into, sold, closed or exchanged for the Series, when these transactions should be executed, and what portion of the Allocated Assets of the Series should be held in the various securities and other investments in which it may invest, and the Subadvisor is hereby authorized to execute and perform such services on behalf of the Series. The Subadvisor shall determine and make such modifications to the identity and number of shares of the securities and/or amount of cash required for a Creation Unit (as defined in the Fund’s Prospectus) of a Series, and may give directions to the Trust’s custodian with respect to such determinations. The Subadvisor will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies and restrictions as stated in the Trust’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), as amended, copies of which shall be delivered to the Subadvisor by the Advisor.

The Subadvisor further agrees as follows:

(a)            The Subadvisor understands that the Allocated Assets of the Series need to be managed so as to permit the Series to qualify or continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, and will coordinate efforts with the Advisor with that objective.

(b)           The Subadvisor will conform its activities with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, any exemptive order applicable to a Series, any applicable procedures adopted by the Board of which a copy has been delivered to the Subadvisor, and the provisions of the Registration Statement of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, as supplemented or amended, copies of which shall be delivered to the Subadvisor by the Advisor.

(c)            On occasions when the Subadvisor deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Subadvisor or any of its affiliates, the Subadvisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadvisor in a manner that, over time, is fair and equitable in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Trust and to such other clients, subject to review by the Advisor and the Board. The Advisor recognizes that in some cases this procedure may adversely affect the results obtained for the Series or Trust.

(d)            In connection with the purchase and sale of securities for the Series, the Subadvisor will arrange for the transmission to the custodian and portfolio accounting agent for the Series, on a daily basis, such confirmation, trade tickets and other documents and information, including, but not limited to, CUSIP, Sedol or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust and Clearing Corporation, the Subadvisor will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and portfolio accounting agent.

(e)            The Subadvisor will assist the custodian and portfolio accounting agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other investments constituting Allocated Assets of the Series for which the custodian and portfolio accounting agent seek assistance from, or which they identify for review by, the Subadvisor.

(f)             The Subadvisor will make available to the Trust and the Advisor, promptly upon request, all of the Series’ investment records and ledgers maintained by the Subadvisor (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Advisor to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as well as other applicable laws. The Subadvisor will furnish to regulatory agencies having the requisite authority any information or reports in connection with such services that may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(g)            The Subadvisor will provide reports to the Board, for consideration at meetings of the Board, on the investment program for the Allocated Assets and the issuers and securities represented in the Allocated Assets, and will furnish the Board with respect to the Allocated Assets such periodic and special reports as the Trustees and the Advisor may reasonably request.

(h)            In rendering the services required under this Agreement, the Subadvisor may, from time to time, employ or associate with itself such entity, entities, person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. The Subadvisor may not, however, retain as subadvisor any company that would be an “investment adviser” as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of the Board and by a majority of Trustees who are not parties to any agreement or contract with such company and who are not “interested persons” as defined in the 1940 Act, of the Trust, the Advisor, the Subadvisor or any such company that is retained as subadvisor, and also is approved by the vote of a majority of the outstanding voting securities of the applicable Series of the Trust to the extent required by the 1940 Act. The Subadvisor shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Subadvisor, any subadvisor that the Subadvisor has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Subadvisor’s knowledge, in any material connection with the handling of Trust assets:

(i)            been convicted, within the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

(ii)           been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit or knowing misrepresentation; or

(iii)          been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

3.            Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Advisor shall pay the Subadvisor as full compensation therefor, a fee equal to the percentage of the Allocated Assets constituting the respective Series’ average daily net assets as described in the attached Schedule A. Liability for payment of compensation by the Advisor to the Subadvisor under this Agreement is contingent upon the Advisor’s receipt of payment from the Trust for management services described under the Investment Advisory Agreement between the Trust and the Advisor. Expense caps or fee waivers for the Series that may be agreed to by the Advisor, but not agreed to in writing by the Subadvisor, shall not cause a reduction in the amount of the payment to the Subadvisor by the Advisor.

4.            Broker-Dealer Selection. The Subadvisor is responsible for decisions to buy and sell securities and other investments for the Series’ Allocated Assets, for broker-dealer selection and for negotiation of brokerage commission rates. The Subadvisor’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Trust, which include the following: price (including the applicable brokerage commission or dollar spread); the size of the order; the nature of the market for the security; the timing of the transaction; the reputation, experience and financial stability of the broker-dealer involved; the quality of the service; the difficulty of execution, and the execution capabilities and operational facilities of the firm involved; and the firm’s risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Subadvisor in the exercise of its fiduciary obligations to the Series, by other aspects of the portfolio execution services offered. Subject to such policies as the Board may determine, and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, and the rules and interpretations of the SEC thereunder, the Subadvisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadvisor or its affiliate determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Subadvisor’s or its affiliate’s overall responsibilities with respect to the Series and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards and the Trust’s applicable procedures, the Subadvisor is further authorized to allocate the orders placed by it on behalf of the Series to (i) the Subadvisor if it is registered as a broker-dealer with the SEC, (ii) its affiliated broker-dealer, or (iii) such brokers and dealers who also provide research, statistical material or other services to the Series, the Subadvisor or an affiliate of the Subadvisor. Such allocation shall be in such amounts and proportions as the Subadvisor shall determine consistent with the above standards and the Subadvisor will report on said allocation regularly to the Board, indicating the broker-dealers to which such allocations have been made and the basis therefor.

5.            Disclosure about Subadvisor. The Subadvisor has reviewed the post-effective amendment to the Registration Statement for the Trust filed with the SEC that contains disclosure about the Subadvisor and represents and warrants that, with respect to the disclosure about the Subadvisor or information relating directly or indirectly to the Subadvisor, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadvisor further represents and warrants that it is a duly registered investment adviser under the Advisers Act and has notice filed in all states in which the Subadvisor is required to make such filings.

6.            Expenses. During the term of this Agreement, the Subadvisor will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Advisor or the Trust shall be responsible for all the expenses of the Trust’s operations, including, but not limited to:

(a)            the fees and expenses of Trustees who are not interested persons of the Advisor or of the Trust;

(b)            the fees and expenses of each Series which relate to: (i) the custodial function and recordkeeping connected therewith; (ii) the maintenance of the required accounting records of the Series not being maintained by the Advisor; (iii) the pricing of the Series’ shares, including the cost of any pricing service or services that may be retained pursuant to the authorization of the Trustees of the Trust; and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Series’ shares;

(c)            the fees and expenses of the Trust’s transfer and dividend disbursing agent, that may be the custodian, which relate to the maintenance of each shareholder account;

(d)            the charges and expenses of legal counsel and independent accountants for the Trust;

(e)            brokers’ commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions on behalf of the Series;

(f)            all taxes and business fees payable by the Trust or the Series to federal, state or other governmental agencies;

(g)            the fees of any trade association of which the Trust may be a member;

(h)            the cost of share certificates representing the Series’ shares;

(i)             the fees and expenses involved in registering and maintaining registrations of the Trust and of its Series with the SEC, registering the Trust as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Trust’s registration statements and prospectuses for filing under federal and state securities laws for such purposes;

(j)             communications expenses with respect to investor services and all expenses of shareholders’ and Trustees’ meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

(k)            litigation, indemnification expenses and other extraordinary expenses whether or not incurred in the ordinary course of the Trust’s business; and

(l)             any expenses assumed by the Series pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

7.            Compliance.

(a)            The Subadvisor agrees to assist the Advisor and the Trust in complying with the Trust’s obligations under Rule 38a-1 under the 1940 Act, including but not limited to: (i) periodically providing the Trust’s Chief Compliance Officer with requested information about and independent third-party reports (if available) in connection with the Subadvisor’s compliance program adopted pursuant to Rule 206(4)-7 under the Advisers Act (“Subadvisor’s Compliance Program”); (ii) reporting any material deficiencies in the Subadvisor’s Compliance Program to the Trust’s Chief Compliance Officer within a reasonable time following the Subadvisor becoming aware of such deficiency; and (iii) reporting any material changes to the Subadvisor’s Compliance Program to the Trust’s Chief Compliance Officer within a reasonable time. The Subadvisor understands that the Board is required to approve the Subadvisor’s Compliance Program, and acknowledges that this Agreement is conditioned upon the Board’s approval of the Subadvisor’s Compliance Program. The Subadvisor further understands that the adequacy of the Subadvisor’s Compliance Program and the effectiveness of the Subadvisor’s Compliance Program’s implementation is subject to annual review by the Trust and the Trust’s Chief Compliance Officer.

(b)            The Subadvisor agrees that it shall immediately notify the Advisor and the Trust’s Chief Compliance Officer: (i) in the event that the SEC has censured the Subadvisor, placed limitations upon its activities, functions or operations, suspended or revoked its registration as an investment adviser or commenced proceedings or, to the Subadvisor’s knowledge, an investigation that may reasonably be expected to result in any of these actions; or (ii) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Subadvisor further agrees to notify the Advisor immediately of any material fact known to the Subadvisor about the Subadvisor that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or upon the Subadvisor becoming aware of any statement contained therein about the Subadvisor that becomes untrue in any material respect.

(c)            The Advisor agrees that it shall immediately notify the Subadvisor: (i) in the event that the SEC has censured the Advisor or the Trust, placed limitations upon either of their activities, functions or operations, suspended or revoked the Advisor’s registration as an investment adviser or commenced proceedings or, to the Advisor’s knowledge, an investigation that may reasonably be expected to result in any of these actions; or (ii) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

8.             Documents. The Advisor has delivered to the Subadvisor copies of each of the following documents and will within a reasonable time period deliver to it all future amendments and supplements, if any:

(a)            Declaration of Trust of the Trust, as amended from time to time, as filed with the Secretary of the State of Delaware (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the “Declaration of Trust”);

(b)            By-Laws of the Trust, as amended from time to time (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the “By-Laws”);

(c)            Certified Resolutions of the Board authorizing the appointment of the Subadvisor and approving the form of this Agreement;

(d)            Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-lA, as filed with the SEC relating to the Series and the Series’ shares, and all amendments thereto;

(e)            Notification of Registration of the Trust under the 1940 Act on Form N-8A, as filed with the SEC, and all amendments thereto;

(f)            Prospectus and Statement of Additional Information of the Series;

(g)            Advisor’s Proxy Voting Policy; and

(h)            Procedures adopted by the Board which the Subadvisor is required to comply with.

The Advisor agrees that it shall provide all other information to the Subadvisor as the Subadvisor shall reasonably require to enable it to perform its duties hereunder.

9.             Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadvisor hereby agrees that all records that it maintains for the Series are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Advisor’s request; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Subadvisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

10.           Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust.

11.           Representations Respecting Subadvisor. The Advisor and the Trust agree that neither the Trust, the Advisor, nor affiliated persons of the Trust or the Advisor shall, except with the prior permission of the Subadvisor, give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Subadvisor or the Series other than the information or representations contained in the Registration Statement, Prospectus or Statement of Additional Information for the Trust shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved in advance by the Subadvisor. The parties agree that, in the event that the Advisor or an affiliated person of the Advisor sends sales literature or other promotional material to the Subadvisor for its approval and the Subadvisor has not commented within five (5) business days, the Advisor and its affiliated persons may use and distribute such sales literature or other promotional material, although, in such event, the Subadvisor shall not be deemed to have approved of the contents of such sales literature or other promotional material.

12.           Confidentiality. The Subadvisor will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Series and its prior, present or potential shareholders, unless otherwise required by law. The Subadvisor will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Series or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or otherwise required by law. Confidential information of a party shall not include information that has been disclosed to the public, becomes available to the public through no fault of the other party or which is disclosed to the other party by a third party who had lawfully obtained such information and without a breach of the third party’s confidentiality obligations.

13.           Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Advisor shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Subadvisor.

14.           Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Advisor agree that the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Subadvisor, shall not be liable for, or subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadvisor’s duties, or by reason of reckless disregard of the Subadvisor’s obligations and duties under this Agreement.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

15.           Indemnification.

(a)            The Advisor agrees to indemnify and hold harmless the Subadvisor, any affiliated person of the Subadvisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Subadvisor (all of such persons being referred to as “Subadvisor Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Subadvisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Advisor’s responsibilities to the Trust, which: (i) is based upon any willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or reckless disregard of the Advisor’s obligations and duties under this Agreement, or by any of its employees or representatives or any affiliate of or any person acting on behalf of the Advisor, or (ii) is based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Advisor and contained in the Registration Statement or Prospectus covering shares of the Trust or a Series, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Advisor, the Trust or to any affiliated person of the Advisor by a Subadvisor Indemnified Person; provided, however, that in no case shall the indemnity in favor of the Subadvisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of obligations and duties under this Agreement.

(b)            Notwithstanding Section 14 of this Agreement, the Subadvisor agrees to indemnify and hold harmless the Advisor, any affiliated person of the Advisor, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Advisor (all of such persons being referred to as “Advisor Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Advisor Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, the Internal Revenue Code, under any other statute, at common law or otherwise, arising out of the Subadvisor’s responsibilities as Subadvisor of the Series, which: (i) is based upon any willful misfeasance, bad faith or gross negligence in the performance of the Subadvisor’s duties, or by reason of reckless disregard of the Subadvisor’s obligations and duties under this Agreement, or by any of its employees or representatives, or any affiliate of or any person acting on behalf of the Subadvisor; (ii) is based upon a failure by the Subadvisor to comply with Section 2, Paragraph (a) of this Agreement; or (iii) is based upon any untrue statement or alleged untrue statement of a material fact attributable to Subadvisor contained in the Registration Statement or Prospectus covering the shares of the Trust or a Series, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Subadvisor and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Advisor, the Trust or any affiliated person of the Advisor or Trust by the Subadvisor or any affiliated person of the Subadvisor; provided, however, that in no case shall the indemnity in favor of a Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)            The Advisor shall not be liable under Paragraph (a) of this Section 15 with respect to any claim made against a Subadvisor Indemnified Person unless such Subadvisor Indemnified Person shall have notified the Advisor in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Subadvisor Indemnified Person (or after such Subadvisor Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve the Advisor from any liability that it may have to the Subadvisor Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Subadvisor Indemnified Person, the Advisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Subadvisor Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to the Subadvisor Indemnified Person. If the Advisor assumes the defense of any such action and the selection of counsel by the Advisor to represent both the Advisor and the Subadvisor Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Subadvisor Indemnified Person, adequately represent the interests of the Subadvisor Indemnified Person, the Advisor will, at its own expense, assume the defense with counsel to the Advisor and, also at its own expense, with separate counsel to the Subadvisor Indemnified Person, which counsel shall be satisfactory to the Advisor and to the Subadvisor Indemnified Person. The Subadvisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Advisor shall not be liable to the Subadvisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Subadvisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Advisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Subadvisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Subadvisor Indemnified Person.

(d)            The Subadvisor shall not be liable under Paragraph (b) of this Section 15 with respect to any claim made against a Advisor Indemnified Person unless such Advisor Indemnified Person shall have notified the Subadvisor in writing within a reasonable time after the summons, notice or other first legal process or notice giving information of the nature of the claim shall have been served upon such Advisor Indemnified Person (or after such Advisor Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Subadvisor of any such claim shall not relieve the Subadvisor from any liability that it may have to the Advisor Indemnified Person against whom such action is brought otherwise than on account of this Section 15. In case any such action is brought against the Advisor Indemnified Person, the Subadvisor will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Advisor Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Advisor Indemnified Person. If the Subadvisor assumes the defense of any such action and the selection of counsel by the Subadvisor to represent both the Subadvisor and the Advisor Indemnified Person would result in a conflict of interest and, therefore, would not, in the reasonable judgment of the Advisor Indemnified Person, adequately represent the interests of the Advisor Indemnified Person, the Subadvisor will, at its own expense, assume the defense with counsel to the Subadvisor and, also at its own expense, with separate counsel to the Advisor Indemnified Person, which counsel shall be satisfactory to the Subadvisor and to the Advisor Indemnified Person. The Advisor Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Subadvisor shall not be liable to the Advisor Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Advisor Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Subadvisor shall not have the right to compromise on or settle the litigation without the prior written consent of the Advisor Indemnified Person if the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Advisor Indemnified Person.

16.           Services Not Exclusive. The services furnished by the Subadvisor hereunder are not to be deemed exclusive, and except as the Subadvisor may otherwise agree in writing, the Subadvisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Subadvisor, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

17.           Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect with respect to each Series for an initial period of two (2) years from the date first indicated above when following a shareholder approval, and otherwise a period of one (1) year, and continue on an annual basis thereafter with respect to a Series, provided that such continuance is specifically approved each year by: (a) the vote of a majority of the entire Board or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series; and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to the Series notwithstanding: (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series; or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated for each or any Series hereunder: (A) by the Advisor at any time without penalty, upon sixty (60) days’ written notice to the Subadvisor and the Trust; (B) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Board or a majority of the outstanding voting securities of such Series, upon sixty (60) days’ written notice to the Advisor and the Subadvisor; or (C) by the Subadvisor at any time without penalty, upon sixty (60) days’ written notice to the Advisor and the Trust. This Agreement may be terminated with respect to a Series without affecting the validity of this Agreement with respect to any other Series. In the event of termination for any reason with respect to a Series, all records of such Series for which the Agreement is terminated shall promptly be returned to the Advisor or the Trust, free from any claim or retention of rights in such record by the Subadvisor; provided, however, that the Subadvisor may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate with respect to a Series in the event of its assignment (as such term is described in the 1940 Act) or in the event the Investment Advisory Agreement between the Advisor and the Trust is assigned or terminates for any other reason with respect to that Series. In the event this Agreement is terminated or is not approved in the manner described above, the Sections numbered 2(f), 9, 10, 12, 14, 15 and 19 of this Agreement shall remain in effect, as well as any applicable provision of this Section 17.

18.           Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement with respect to any Series shall be effective until approved by an affirmative vote of: (i) the holders of a majority of the outstanding voting securities of that Series; and (ii) the Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

19.           Use of Name.

(a)            It is understood that the name IndexIQ or any derivative thereof or logo associated with that name is the valuable property of the Advisor and/or its affiliates, and that the Subadvisor has the right to use such name (or derivative or logo) with respect to a Series only with the approval of the Advisor and only so long as the Advisor is Advisor to such Series. Upon termination of the Investment Advisory Agreement between the Trust and the Advisor with respect to a Series, the Subadvisor shall forthwith cease to use such name (or derivative or logo) with respect to that Series.

(b)            It is understood that the name CBRE Investment Management Listed Real Assets LLC or any derivative thereof or logo associated with that name is the valuable property of the Subadvisor and its affiliates and that the Trust and/or the Series have the right to use such name (or derivative or logo) with respect to a Series in offering materials or sales materials with respect to such Series as set forth under a separate licensing agreement.

20.           Proxies; Class Actions.

(a)            The Advisor has provided the Subadvisor a copy of the Advisor’s Proxy Voting Policy, setting forth the policy that proxies be voted for the exclusive benefit and in the best interests of the Trust, on behalf of the applicable Series. Absent contrary instructions received in writing from the Trust, the Subadvisor will vote all proxies solicited by or with respect to the issuers of securities held by the Series in accordance with applicable fiduciary obligations. The Subadvisor shall maintain records concerning how it has voted proxies on behalf of the Trust, and these records shall be available to the Trust upon request.

(b)           Advisor acknowledges and agrees that the Subadvisor shall not be responsible for taking any action or rendering advice with respect to any class action claim relating to any assets held in the Allocated Assets or Series. Advisor will instruct the applicable service providers not to forward to the Subadvisor any information concerning such actions. The Subadvisor will, however, forward to Advisor any information it receives regarding any legal matters involving any asset held in the Allocated Assets or Series.

21.           Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Advisor at 51 Madison Avenue, New York, NY 10010, with a copy to the Office of the General Counsel; or (2) to the Subadvisor at 555 East Lancaster Avenue, Suite 120, Radnor, PA 19087, Attention: General Counsel.

22.           Miscellaneous.

(a)            The Subadvisor represents that it has furnished the Advisor with a copy of its Form ADV Part 2A and the applicable Form ADV Part 2B (collectively, “Form ADV Part 2”) relating to the individuals responsible for managing the Allocated Assets, and the Advisor acknowledges that it has received such Form ADV Part 2.

(b)            This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act;

(c)            The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect;

(d)            To the extent permitted under Section 17 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party;

(e)            If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable;

(f)             Nothing herein shall be construed as constituting the Subadvisor as an agent of the Advisor, or constituting the Advisor as an agent of the Subadvisor.

*         *         *

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date stated above. This Agreement may be signed in counterparts.

INDEXIQ ADVISORS LLC

By:
Name:
Title:

CBRE INVESTMENT MANAGEMENT LISTED REAL ASSETS LLC

By:
Name:
Title:

SCHEDULE A

[ ]

As compensation for services provided by Subadvisor with respect to the following Series the Advisor will pay the Subadvisor and Subadvisor agrees to accept as full compensation for services rendered hereunder, an annual subadvisory fee with respect to the Allocated Assets of such Series equal to the following:

SERIES NAME	ANNUAL RATE
IQ CBRE Real Assets ETF	0.325	%*

* Equal to 50% of the Series’ management fee. Subadvisor will bear 50% of the impact of any management fee breakpoints specified in the Series’ Investment Advisory Agreement. Subadvisor will bear fifty percent (50%) of the costs (subject to the cap described in the next sentence) of any contractual or voluntary expense cap reimbursement or fee waivers. The Subadvisor’s share of the costs shall not exceed the subadvisory fee payment the Subadvisor receives from the Advisor for such Series.

The portion of the fee based upon the average daily net assets of the respective Series shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Series.

Payment will be made to the Subadvisor on a monthly basis.